Exhibit 99.1

The Buckle, Inc.

2407 W. 24th St. Kearney, NE 68845

P.O. Box 1480 Kearney, NE 68848-1480

phone: 308-236-8491

fax: 308-236-4493

For Immediate Release: June 2, 2026	web: www.buckle.com

Contact:	Thomas B. Heacock, Chief Financial Officer
The Buckle, Inc.
(308) 236-8491

THE BUCKLE, INC. REPORTS QUARTERLY DIVIDEND

KEARNEY, NE -- (BUSINESS WIRE) -- The Buckle, Inc. (NYSE: BKE) announced that at its quarterly meeting of the Board of Directors, held on June 1, 2026, the Board authorized a $0.35 per share quarterly dividend to be paid to shareholders of record at the close of business on July 15, 2026, with a payment date of July 29, 2026.

About Buckle

Buckle is a specialty retailer focused on delivering exceptional service and style through unforgettable experiences. Offering a curated mix of high-quality, on-trend apparel, accessories, and footwear, Buckle is for those living the styled life. Known as a denim destination, each store carries a wide selection of fits, styles, and finishes from leading denim brands, including the Company’s exclusive brand, BKE. Headquartered in Kearney, Nebraska, Buckle currently operates 445 retail stores in 42 states, which includes the opening of one new store located in Weatherford, Texas yesterday.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company's control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

News releases and other information on The Buckle, Inc.
can be accessed at www.buckle.com
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